                                                                    EXHIBIT 21.1


                     SUBSIDIARIES OF MAI SYSTEMS CORPORATION

                                   (12/31/99)


The following is a list showing MAI Systems Corporation and each of its subsidiaries, as of December 31, 1999, indicating each jurisdiction under the laws of which it was organized:

                                                         JURISDICITION OF
                     NAME:                                INCORPORATION
                     -----                               ----------------

            MAI SYSTEMS CORPORATION                      DELAWARE

            Gaming Systems International                 Nevada

            MAI Canada Ltd.                              Canada

            CLS Software International, Inc.             California

            CLS de Mexico, S.A. de C.V.                  Mexico

            MAI del Caribe, Inc.                         Delaware

            Computerized Lodging Systems B.V.            Netherlands

            MAI de Venezuela, S.A.                       Venezuela

            Hotel Information Systems Ltd.               Hong Kong

            Hotel Information Systems, Pte. Limited      Singapore

            MAI Information Solutions Limited            United Kingdom

            Boss Solutions Limited                       Hong Kong